EXHIBIT 99.1

            TARRANT APPAREL GROUP REPORTS THIRD QUARTER 2003 RESULTS
      AND SHOWS THAT RETURNING TO TRADING MODEL ALSO RETURNS PROFITABILITY


LOS ANGELES, CA - November 13, 2003 / PRNewswire-FirstCall / -- Tarrant Apparel Group (Nasdaq: TAGS - NEWS), a leading provider of private label casual apparel, today announced financial results for its third quarter and nine months ended September 30, 2003 and notes significant progress in its ongoing financial and operational restructuring.



THIRD QUARTER RESULTS

         o Net sales increased by $2.1 million, or 2.3%, to $96.4 million in the third quarter of 2003 from $94.3 million in the third quarter of 2002. The increase in net sales included new business of $12.6 million from the Company's new subsidiary, Private Brands Inc., offset by a decrease of $13.2 million in net sales to Tommy Hilfiger.
         o Gross profit decreased by $2.7 million, or 19.1%, to $11.5 million, or 11.9% of net sales in the third quarter of 2003 from $14.2 million, or 15.1% of net sales in the third quarter of 2002. The decrease in gross profit as a percentage of net sales occurred after $1.0 million of severance payments to Mexican employees in connection with the restructure of Mexican operations and the negative impact of closeouts and fabric sales for $9.1 million at low or negative margins also connected with the restructure of Mexican operations.
         o Total SG&A expenses decreased by $500,000, to $10.1 million, or 10.4% as a percentage of sales, compared to SG&A expenses of $10.6 million, or 11.2% as a percentage of sales, in the third quarter of 2002, and compared to $11.7 million, or 14.9% as a percentage of sales, in the second quarter of 2003.
         o Operating income in the third quarter of 2003 was $1.4 million, or 1.5% of net sales, compared to operating income of $3.6 million, or 3.8% of net sales, in the comparable period of 2002.
         o The Company generated positive cash flow of $8.1 million from its operating activities for the 3 months ended September 30, 2003.

Net income for the third quarter was $139,000, or $0.01 per diluted share, compared to a net loss of $32.6 million, or $1.94 per share, for the second quarter of 2003, and compared to net income of $1.1 million, or $0.07 per diluted share, in the third quarter of 2002.

NINE-MONTH  RESULTS

         o Net sales decreased by $1.4 million, or 0.6%, to $253.4 million in the first nine months of 2003 from $254.8 million in the first nine months of 2002.
         o Gross profit decreased by $17.2 million, or 46.4%, to $19.9 million, or 7.8% of net sales in the first nine months of 2003, from $37.1 million, or 14.5% of net sales, in the first nine months of 2002. The decrease in gross profit was due primarily to a special inventory write-down of $11 million in the second quarter of 2003. Before this inventory write-down, gross profit decreased by $6.2 million, or 16.7%, to $30.9 million, or 12.2% of net sales for the first nine months of 2003.
         o Operating loss for the first nine months of 2003 was $34.2 million, or (13.5)% of net sales, compared to operating income of $7.6 million, or 3.0% of net sales, in the comparable prior period of 2002. The operating loss in 2003 was due primarily to a special inventory write-down of $11 million and a special goodwill write-down of $22.3 million in the second quarter of 2003 in connection with the restructure of Mexican operations.


Gerard Guez, Chairman and Chief Executive Officer of Tarrant Apparel Group said, "As we begin to see the results of our decision to exit the manufacturing of goods in Mexico, the positive change in direction is encouraging. We are extremely pleased with the response in the market to our return to the trading company model which features strong design and execution of our global sourcing network."

In addition to its core Private Label business, the Company recently announced launching a Private Brands initiative consisting of two proprietary labels with exclusive distribution: "American Rag Cie" exclusive to Federated Stores and "No Jeans" which will be shipped in a few weeks exclusively to Wet Seal. Tarrant also is the exclusive jeanswear manufacturer for a third label, Seven7, which is sold only in Express. Combined, these labels have already generated $12.6 million in new business, or 13% of net sales this quarter.

Mr. Guez continued, "We raised an aggregate of $31.2 million, net of commissions and expenses, through the sale of Convertible Preferred Stock. The infusion of new equity capital stands as an example of enthusiasm for our new business model. Momentum in both Private Label and Private Brands, improved working capital, and the elimination of manufacturing overhead in Mexico combine to position the Company for profitable growth."

Tarrant Apparel Group serves specialty retailers, mass merchants/national department stores and branded wholesalers by designing, merchandising, contracting for the manufacture of and selling casual, moderately-priced apparel, for women, men and children.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include a softening of retailer or consumer acceptance of the Company's products, pricing pressures, and other competitive factors or the unanticipated loss of a major customer. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

                               (Tables to Follow)

                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                         Sept. 30,     Dec. 31,
                                                            2003         2002
                                                         ---------    ---------
                                                        (Unaudited)   (Audited)
ASSETS
Current assets:
     Cash and cash equivalents .......................   $     691    $   1,388
     Restricted Cash .................................       2,000         --
     Accounts receivable, net ........................      69,357       65,288
     Due from affiliates .............................      14,361        8,511
     Due from officers ...............................         456          457
     Inventory .......................................      44,911       44,782
     Temporary quota .................................       1,747         --
     Prepaid expenses and other receivables ..........       1,599        5,136
     Income tax receivable ...........................         219          280
                                                         ---------    ---------

     Total current assets ............................     135,341      125,842
                                                         ---------    ---------

Property and equipment, net ..........................     142,079      159,999
Other assets .........................................       3,174        2,539
Excess of cost over fair value of net assets
   acquired ..........................................       8,583       28,064
                                                         ---------    ---------

     Total assets ....................................     289,177      316,444
                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings ......................      41,083       29,327
     Accounts payable ................................      49,630       32,120
     Accrued expenses ................................      13,739       12,566
     Income taxes ....................................      14,468       12,640
     Due to affiliates ...............................       9,215        5,264
     Due to shareholders .............................         366          487
     Current portion of long-term debt ...............      17,636       21,707
                                                         ---------    ---------

     Total current liabilities .......................     146,137      114,111
                                                         ---------    ---------

Long-term obligations ................................      44,533       55,904
Long term deferred tax liabilities ...................         420          408

Minority interest in UAV .............................       4,472        3,205
Minority interest in Tarrant Mexico ..................      15,283       21,655

Commitments and contingencies

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized;
     0 shares (2003) and 100,000 shares (2002)
     issued and outstanding ..........................        --          8,821
     Common stock, no par value, 35,000,000
     shares authorized; 18,765,425 shares (2003)
     and 15,846,315 shares (2002) issued and
     outstanding .....................................      77,877       69,368
     Contributed capital .............................       1,434        1,434
     Retained earnings ...............................      20,562       56,873
     Notes receivable from shareholders ..............      (4,843)      (5,602)
     Accumulated other comprehensive income (loss) ...     (16,698)      (9,733)
                                                         ---------    ---------

     Total shareholders' equity ......................      78,332      121,161
                                                         =========    =========

     Total liabilities and shareholders' equity ......   $ 289,177    $ 316,444
                                                         =========    =========


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)


                                            Three Months Ended               Nine Months Ended
                                       ----------------------------    ----------------------------
                                               September 30,                   September 30,
                                           2003            2002            2003            2002
                                       ------------    ------------    ------------    ------------
                                       (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Net sales ..........................   $     96,458    $     94,328    $    253,388    $    254,799
Cost of sales ......................         84,944          80,098         233,505         217,726
                                       ------------    ------------    ------------    ------------

Gross profit .......................         11,514          14,230          19,883          37,073
Selling and distribution expenses ..          2,879           2,911           8,723           7,973
General and administrative expenses           7,187           7,693          23,113          21,525
Inpairment of assets ...............           --              --            22,276            --
                                       ------------    ------------    ------------    ------------

Income (loss) from operations ......          1,448           3,626         (34,229)          7,575
Interest expense ...................         (1,591)         (1,375)         (4,510)         (3,952)
Interest income ....................             88              94             263             229
Other income (expense) .............            401             274             353             368
Minority interest income (expense) .            283            (741)          3,777          (2,618)
                                       ------------    ------------    ------------    ------------

Income (loss) before provision for
   income taxes and culmulative
   effect of accounting change .....            629           1,878         (34,346)          1,602
Provision (benefit) for income taxes            490             751           1,965             899
                                       ------------    ------------    ------------    ------------

Income (loss) before culmulative
   effect of accounting change .....   $        139    $      1,127    $    (36,311)   $        703
                                       ============    ============    ============    ============

Culmulative effect of accounting
   change net of tax benefit .......   $       --      $       --      $       --      $     (4,871)

Net income (loss) after culmulative
   effect of accounting change .....   $        139    $      1,127    $    (36,311)   $     (4,168)
                                       ============    ============    ============    ============

Net income (loss) before culmulative
   effect of accounting change per
   share:
     Basic .........................   $       0.01    $       0.07    $      (2.12)   $       0.04
                                       ============    ============    ============    ============

     Diluted .......................   $       0.01    $       0.07    $      (2.12)   $       0.04
                                       ============    ============    ============    ============

Net income (loss) after culmulative
   effect of accounting change per
   share:
     Basic .........................           0.01            0.07           (2.12)          (0.26)
                                       ============    ============    ============    ============

     Diluted .......................           0.01            0.07           (2.12)          (0.26)
                                       ============    ============    ============    ============

Weighted average common and common
   equivalent shares:
     Basic .........................     18,765,425      15,836,049      17,144,611      15,833,390
                                       ============    ============    ============    ============

     Diluted .......................     18,767,701      15,930,969      17,144,611      15,833,390
                                       ============    ============    ============    ============


Source: Tarrant Apparel Group